CERTIFICATE OF INCORPORATION
                                       OF
                         EIS INTERNATIONAL GROUP, LTD.


                                    ARTICLE I

                               NAME OF CORPORATION

                         The name of this corporation is

                          EIS INTERNATIONAL GROUP, LTD.



                                   ARTICLE: II

                                REGISTERED OFFICE

     The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington 19805, County of New Castle; and the name of its registered agent at that address is Corporation Service Company.


                                   ARTICLE III

                                     PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     The Corporation shall be authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which the Corporation shall have the authority to issue is three thousand (3,000). The total number of shares of Common Stock shall be one thousand five hundred (1,500) and each such share shall have a par value of one cent ($ .01) The total number of shares of Preferred Stock stall be one thousand five hundred (1,500) and each such share shall have a par value of one cent ($ .01).

     1. All shares of Common Stock, whenever issued, shall possess preemptive rights to subscribe to any and all additional issues of Common Stock of the Corporation, of any or all classes or series thereof; provided, however, that the issuance of Common Stock pursuant to the exercise of rights under stock options granted prior to August 1, 1994 shall not trigger such preemptive rights with respect to outstanding shares of Common Stock, except as may otherwise be provided in any such option agreement.


     2. The shares of Preferred Stock shall be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix, pursuant to the bylaws as such may be supplemented from time to time by resolution or resolutions, the designations and the powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof; and to fix the number of shares constituting any such series; and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

                                   ARTICLE V

                                  INCORPORATOR

     The name and mailing address of the incorporator of the Corporation is Dawn Szafranski, Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                                   ARTICLE VI

                        LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be terminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time . No repeal or modification of this Article VI by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this
Article VI at the time of such repeal or modification.

                                   ARTICLE VII

                          CORPORATE POWER AND MANAGEMENT

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               1. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

               2. After the original or other bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, and in furtherance and not in imitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

               3. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the bylaws. The phrase "whole Board" shall be deemed to mean the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot unless required by the bylaws of the Corporation.


     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation , do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate on July 20, 1994 .


                                                 /s/ Dawn Szafranski
                                                  --------------------
                                                  Dawn Szafranski
                                                  Incorporator

                                 CERTIFICATE OF
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF

                          EIS INTERNATIONAL GROUP, LTD.

                         (Pursuant to Section 241 of the
                General Corporation Law of the State or Delaware)

     The undersigned, being the directors of EIS INTERNATIONAL GROUP, LTD. (the "Corporation"), do hereby certify:

     1. The name of the corporation is EIS International Group, Ltd.

     2. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 20th day of July, 1994.

     3. RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by deleting Article IV thereof in its entirety and by substituting a new Article IV which shall read as follows:


                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     The Corporation shall be authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which the Corporation shall have the authority to issue is three thousand (3,000). The total number of shares of Common Stock shall be one thousand five hundred (1,500) and each such share shall have a par value of one cent ($ .01). The total number of shares of Preferred Stock shall be one thousand five hundred (1,500) and each such share shall have a par value of one cent ($ .01).

     1. All shares of Common Stock, whenever issued, shall possess preemptive rights to subscribe to any and all additional issues of Common Stock of the Corporation, of any or all classes or series thereof; provided, however, that the issuance of Common Stock pursuant to the exercise of rights under stock options granted prior to September 15, 1994 shall not trigger such preemptive rights with respect to outstanding shares of Common Stock, except as may otherwise be provided in any such option agreement.

     2. The shares of Preferred Stock shall be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix, pursuant to the bylaws as such may be supplemented from time to time by resolution or resolutions, the designations and the powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof; and to fix the number of shares constituting any such series; and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

     4. The Corporation has not yet issued, nor received any payment for, any of its stock.

     5. This Certificate of Amendment has been duly adopted by the Board of Directors of the Corporation in accordance with Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have signed and subscribed to this Certificate of Amendment and affirm the same as true under the penalties of perjury as of this 5th day of August, 1994.



                                             /s/ Gregory L. Zink
                                             -----------------------
                                             Gregory L. Zink
                                             Director

                                             /s/ Deborah E. Griffin
                                             -----------------------
                                             Deborah E. Griffin
                                             Director

                                             /s/ Steven R. Gumins
                                             -----------------------
                                             Steven R. Gumins
                                             Director

                           CERTIFICATE OF DESIGNATION
                            Series A Preferred Stock
                           (Par Value $.01 Per Share)
                        of EIS INTERNATIONAL GROUP, LTD.

                              ---------------------

                             Pursuant to Section 151
                           of the General Corporation
                          Law of the State of Delaware
                              ---------------------


     The undersigned does hereby certify that the following resolution setting forth the preferences and rights of the Series A Preferred Stock was duly adopted by the Board of Directors of EIS INTERNATIONAL GROUP, LTD., a Delaware corporation, pursuant to authority contained in Article IV of its Certificate of Incorporation, dated July 20, 1994 and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware:

     RESOLVED: That the Board of Directors hereby authorizes the issuance of up to one thousand (1,000) shares of Series A Preferred Stock of the Corporation, and hereby fixes the rights, preferences, privileges and restrictions thereon, in addition to those set forth in the Certificate of Incorporation, as follows:

               (a) Designation.

               This resolution shall provide for a single series of Preferred Stock, the designation of which shall be Series A Preferred Stock (hereinafter "Series A Preferred Stock") and the number of authorized shares constituting the Series A Preferred Stock is one thousand (1,000).

               (b) Dividend Rate.

               (1) Dividends on the shares of Series A Preferred Stock shall accrue from the date of their original issue at a rate of ten percent (10%) per annum computed on the basis of the actual number of days elapsed in a 360-day year, and, to the extent any such dividends and any other dividends accrued with respect to such dividends pursuant to this paragraph (1) shall have accrued, but are in arrears because they have not been declared and paid, such undeclared and unpaid dividends shall accrue additional dividends from the date upon which such undeclared and unpaid dividends accrued until the date upon which they are paid at the rate of ten percent (10%) per annum (compounded on the Dividend Payment Dates and computed on the basis of the actual number of days elapsed in a 360-day year). All such dividends shall be cumulative and shall be payable when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, on January 1 and July 1 of each year, commencing, in the case of the first issuance of shares of Series A Preferred Stock, January 1, 1995 (each date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if any Dividend Payment Date is a Saturday, Sunday or legal holiday then such dividend shall be paid on the next business day following such Dividend Payment Date and no additional amount shall accrue as a result of such delay.

     (2) Each dividend shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the books of the Corporation on the record date, not exceeding 30 days prior to the Dividend Payment Date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

     (3) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Series A Preferred Stock for any period if the Corporation shall be in default in the payment of any dividends (including cumulative dividends, if applicable) on any shares of Preferred Stock ranking, as to dividends, prior to the Series A Preferred Stock, unless a dividend sufficient to cure such default shall be contemporaneously declared and paid.

     (4) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the Preferred Stack of any series ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Sales A Preferred Stock through the last Dividend Payment Date. When dividends are not paid in full, as at aforesaid, upon the shares of Series A Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and such other Preferred Stock bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided in paragraphs (1) and (2) of this Section
     (b), on the Series A Preferred Stock.

          (5) So long as any share of the Series A Preferred Stock is outstanding, no dividend ( other than (i) a dividend in the Corporation's Common stock, par value $. 01 per share ("the Common Stock"), or in any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation or (ii) as provided in paragraph
     (4) of this Section (b), shall be declared, paid or set aside for payment, or other distribution declared or made, upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any common Stock nor any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of a Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that nothing contained in this paragraph
     (5) shall prevent the Corporation from repurchasing or redeeming any of its capital stock pursuant to the terms of any subscription or option agreement entered into with any officer, director, employee, or consultant of the corporation.

          (c) Optional Redemption.

          The shares of Series A Preferred Stock are redeemable on the terms and conditions set forth below, at any time or from time to time, at the option of the Corporation expressed by resolution of the Board of Directors at a per share redemption price to be determined by the Board of Directors plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

          (d) Procedure for Redemption

          (1) If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, subject to the provisions of section
     (c) above, and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

          (2) Notice of a redemption shall be given by first class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and
     (vi) any other information required by applicable laws or regulations.

          (3) Notice having been mailed as aforesaid from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price plus accrued and unpaid dividends to the date fixed for redemption) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with said notice (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (4) Any shares of Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. None of such redeemed shares of series A Preferred Stock shall be reissued as shares of Series A Preferred Stock.

          (5) If the Corporation shall be in default in the payment of any dividends on any shares of Preferred Stock ranking, as to dividends, prior to the Series A Preferred Stock, then no shares of Series A Preferred Stock shall be redeemed and the Corporation shall not purchase or otherwise acquire any shares of Series A Preferred Stock.

          (6) Notwithstanding the foregoing provisions of this Section (d), unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series
     A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of outstanding shares of Series A Preferred Stock.

          (e) Voting:

          (1) The shares of Series A Preferred Stock shall have the right to vote on all matters as to which the Common Stock can vote and shall, so long as any shares of series A Preferred Stock are outstanding, have twenty percent 20% of the total voting power with respect to all such matters.

          (2) In addition, the shares of Series A Preferred Stock shall have any other voting powers, either general or special, required by law or regulation.

          (3) In addition, and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holder of at least a majority of all of the shares of Series A Preferred Stock, and all other series of Preferred Stack ranking on a parity with the Series A Preferred Stock either as to dividends or upon liquidation and upon which like voting rights have been conferred and are then exercisable, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of such shares shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of any amendatory Statement thereto so as to affect materially and adversely the rights, preferences, privileges or voting power of shares of Series A Preferred Stock. In case the shares of Series A Preferred Stock would be so affected in a materially different manner than any other series of Preferred Stock then outstanding by any such action, the holders of shares of Series A Preferred Stock shall be entitled to vote as a separate class, and the Corporation shall not take such action without the consent or affirmative vote, as above provided, of at least a majority of the total number of shares of Series A Preferred Stock then outstanding, in addition to or as a specific part of the consent or affirmative vote hereinabove otherwise required .

          (4) The increase of the authorized amount of the Preferred Stock, or the creation, authorization or issuance of any shares of any other class of stock of the Corporation ranking, (i) junior to the Series A Preferred Stock, or (ii) on a parity with the shares of Series A Preferred Stock, as to dividends or upon liquidation, or the reclassification of any authorized or outstanding stock of the Corporation into any such junior or parity shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such junior or parity shares shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting power of shares of Series A Preferred Stock.

          (f) Liquidation Rights.

          (1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary the holders of the shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to Series A Preferred Stock upon liquidation, the amount of one thousand dollars ($1,000) per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

          (2) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (f).

          (3) After the payment to the holders of the shares of Series A Preferred Stock of the full preferential amounts provided for in this Section (f), the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (4) In the event the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section if, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking in whole or in part on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable parity amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (g) Priority.

          For purposes of this resolution, any stock of any class or classes; of the Corporation shall be deemed to rank:

          (1) Prior to the shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock.

          (2) On a parity with shares of Series A Preferred Stock, either as to dividends or upon liquidation whether of not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series A Preferred Stock.

          (3) Junior to shares of Series A Preferred Stock, either as to dividends or upon liquidation, if such class or classes shall be Common Stock or if the holders of shares of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or classes.

          (h) Payments.

          All payments to a holder of Series A Preferred Stock shall be made at the office or agency of the Corporation maintained for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Corporation payment may be made (i) by check mailed to such holder at his address appearing on the records of the Corporation or, (ii) at the request of such holder, by wire transfer of immediately available funds to the address designated by such holder in writing.

     IN WITNESS WHEREOF, EIS International Group, Ltd. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Gregory L. Zink, as President and attested by Deborah E. Griffin, its Secretary, this 16th day of August, 1994. The undersigned do hereby verify and affirm, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                        EIS INTERNATIONAL GROUP, LTD.
                                        a Delaware corporation

                                        By: /s/ Gregory L. Zink
                                           ----------------------
                                           Name: Gregory L. Zink
                                           Title: President

(Corporate Seal)

Attest: /s/ Deborah E. Griffin
       -----------------------
       Name: Deborah E. Griffin
       Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        EIS INTERNATIONAL GROUP, LTD.,

     EIS INTERNATIONAL GROUP, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation by unanimous written consent, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article I of the Certificate of Incorporation be amended to read as follows:

                                    "ARTICLE I

                               NAME OF CORPORATION

                        The name of this corporation is:

                        HEURISTIC DEVELOPMENT GROUP, INC."

     SECOND: That said amendment has been consented to and authorized by the holders of the majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 or the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Gregory L. Zink, its President, this 1st day Of March, A.D 1995

                                        By: /s/ Gregory L. Zink
                                            ----------------------------
                                            Gregory L. Zink, President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        HEURISTIC DEVELOPMENT GROUP, INC.

     HEURISTIC DEVELOPMENT GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE FOURTH of the Certificate of Incorporation in its present form and substituting therefor a new ARTICLE FOURTH in the following form:

     This Corporation is hereby authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-five million (25,000,000). The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is Five Million (5,000,000) and the total number of shares of Common Stock which the Corporation shall have authority to issue is Twenty Million (20,000,000). The Preferred Stock shall have a par value of $.01 per share and the Common Stock shall have a par value of $.01 per share.

     The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of any shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding or duly reserved for issuance.

     SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the GCL (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted a resolution setting forth such amendment by unanimous written consent.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Gregory L. Zink, its President, and attested by Deborah E. Griffin, its Secretary, this 17th day of October, 1996.

                                        HEURISTIC DEVELOPMENT GROUP, INC.

                                        By: /s/Gregory L. Zink
                                           ---------------------------------
                                             Gregory L. Zink
                                             President

[CORPORATE SEAL]

ATTEST:
/s/Deborah E. Griffin
-----------------------------------
          Deborah E. Griffin
          Secretary

                                       -2-